Exhibit 5.1

November 12, 2026

William Blair & Company, L.L.C.

As representative of the several Underwriters

named in Schedule I hereto,

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, IL 60606

Re:	Underwriting Agreement, dated November 10, 2026, by and between Neuronetics, Inc. and William Blair & Company, L.L.C., as Representative of the Underwriters named in Schedule I attached thereto

Ladies and Gentlemen:

We have acted as legal counsel to Neuronetics, Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery of the Underwriting Agreement, dated November 10, 2026 (the “Underwriting Agreement”), by and between the Company and William Blair & Company, L.L.C., as representative of the underwriters named in Schedule I attached thereto (the “Underwriters”). The Underwriting Agreement provides for the sale to the Underwriters by the Company of 18,750,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company. The Company also granted the Underwriters an option to purchase up to 2,812,500 additional shares of Common Stock (the “Option Shares”) on the terms and for the purposes set forth in Section 1 of the Underwriting Agreement. The Firm Shares and any Option Shares purchased pursuant to the Underwriting Agreement are collectively referred to herein as the “Securities.”

This opinion is being furnished pursuant to Section 8(c) of the Underwriting Agreement. All capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Underwriting Agreement.

William Blair & Company, L.L.C.

November 12, 2026

We have examined the following documents: (i) the Ninth Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of Delaware on July 2, 2018 (the “Restated Certificate”), as amended by the Certificate of Amendment of the Restated Certificate, dated December 10, 2024, and the Certificate of Amendment of the Restated Certificate, dated May 30, 2019; (ii) the Fourth Amended and Restated Bylaws of the Company, dated December 27, 2022 (the “Bylaws”); (iii) the Registration Statement on Form S-3 (File No. 333-288526) initially filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2025 (the “Registration Statement”), and as declared effective on July 18, 2025 (iv) the prospectus, dated July 18, 2025 (the “Base Prospectus”); (v) the preliminary prospectus that forms a part of the Registration Statement, dated November 10, 2026 (the “Preliminary Prospectus”), (vi) the final prospectus supplement, dated November 10, 2026 (such final prospectus supplement, together with the Base Prospectus, the “Prospectus”), (vii) the notification for listing of additional shares filed with The Nasdaq Stock Market LLC (the “Exchange”) with respect to the Securities and correspondence with the Exchange related thereto; (viii) executed originals or counterpart copies of the Underwriting Agreement; (ix) certain resolutions of the Board of Directors and Pricing Committee of the Board of Directors of the Company; and (x) a Certificate of Good Standing, dated as of a recent date, issued by the Secretary of State of the State of Delaware.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials in giving our opinion in paragraph 1 of this letter. We have similarly relied, without independent verification, and, as to matters of fact material to our opinions also without independent verification, on representations made in the Underwriting Agreement and in certificates executed by and responses to inquiries made to certain officers of the Company. We have assumed that the factual matters contained in certificates obtained from public officials remain true and correct as of the date hereof. We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) system, except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

When the phrase “to our knowledge” or an equivalent phrase is used in this opinion letter, its purpose is to limit the statements it qualifies to the actual knowledge of lawyers in this firm who have represented the Company on this matter after such inquiry as they deemed appropriate. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us. We have also assumed, without independent verification, (i) that the parties to the Underwriting Agreement and the other agreements, instruments and documents executed in connection therewith, other than the Company, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Underwriting Agreement and such other agreements, instruments and documents, (ii) the due authorization, execution and delivery by such parties, other than the Company, of the Underwriting Agreement and such other agreements, instruments and documents, and (iii) that the Underwriting Agreement and such other agreements, instruments and documents constitute legal, valid and binding obligations of each such party other than the Company, enforceable against each such other party in accordance with their respective terms.

William Blair & Company, L.L.C.

November 12, 2026

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of Delaware and is duly authorized to exercise all powers recited in its Restated Certificate, as amended, and is duly qualified and validly subsisting as a foreign corporation authorized to do business in the Commonwealth of Pennsylvania.

2. The Company has all requisite power and authority (a) to execute, deliver and perform the Underwriting Agreement, (b) to issue, sell and deliver the Securities pursuant to the Underwriting Agreement and (c) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4. To our knowledge, all presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of any preemptive or similar rights. The Securities that are being issued on the date hereof pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with applicable securities laws, rules and regulations and are not subject to any preemptive right under the Delaware General Corporation Law or the Company’s Restated Certificate or By-laws, or similar contractual rights under any of the Listed Agreements.

5. The Registration Statement filed with the Commission (No. 333-288526), which registers the sale of the Securities to the Underwriters is currently effective. The Registration Statement, as of November 10, 2026, and the Prospectus, as of November 10, 2026, and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied, and complies as of the date hereof, as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that we express no opinion or assurance as to the accuracy, completeness or fairness of the statements contained in the Registration Statement, Pricing Disclosure Package or the Prospectus. Based solely on our review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use has been issued.

William Blair & Company, L.L.C.

November 12, 2026

6. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Underwriting Agreement and the issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement, do not (a) conflict with or result in a violation of the Delaware General Corporation Law or any provision of law, rule or regulation or any rule or regulation of any trading market applicable to the Company or of the Restated Certificate or Bylaws or other similar organizational documents of the Company, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement filed as an exhibit to the Registration Statement (the “Listed Agreements ”) or (c) result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company or its Subsidiaries (the statements in this paragraph are referred to herein as the “No Conflicts Opinion”).

7. In connection with the valid execution, delivery and performance by the Company of the Underwriting Agreement, or the offer, sale, issuance or delivery of the Securities or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required (the statements in this paragraph are referred to herein as the “No Consent Opinion”).

8. The Company is not, and after the consummation of the transactions contemplated by the Underwriting Agreement shall not be, required to register as an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

9. The capital stock of the Company conforms, in all material respects, to the description thereof contained in the Registration Statement, Pricing Disclosure Package and the Prospectus.

We have participated in conferences with officers and other representatives of the Company and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus contained therein and related matters were discussed, and although we have not undertaken to determine independently and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, based on that participation, we have no reason to believe that (1) the Registration Statement, at the time it became effective on November 10, 2026, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except the financial statements and any notes thereto, statistical data derived therefrom and other financial data, included therein, as to which we express no opinion or belief), (2) the Pricing Disclosure Package, as of 7:00 p.m. (New York City time) on the date of the Underwriting Agreement, contained or contains an untrue statement of a material fact or omitted or omits to state a

William Blair & Company, L.L.C.

November 12, 2026

material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus, as of November 10, 2026 and the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except the financial statements and any notes thereto, statistical data derived therefrom and other financial data, included therein, as to which we express no opinion or belief).

The foregoing opinions are subject to the following exceptions, limitations and qualifications:

(a) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy;

(b) We express no opinion as to the application or requirements of federal or state patent, trademark, copyright, antitrust and unfair competition, healthcare, regulatory, pension or employee benefit, labor, environmental, health and safety or tax laws applicable to the Company or otherwise in respect of the transactions contemplated by or referred to in the Underwriting Agreement. In addition, we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of such party’s affiliates due to the specific assets or business of such party or affiliate;

(c) We express no opinion as to the validity or enforceability of any provision that (i) purports to be a waiver of the right to a jury trial, a waiver of any right to object to jurisdiction or venue, or a waiver of any right to service of process; (ii) purports to exculpate any party from its own negligent acts or limit any party from certain liabilities; (iii) purports to require the payment of attorneys’ fees to the extent such fees exceed reasonable attorneys’ fees; or (iv) purports to require that rules of construction not be applied against a party;

(d) We express no opinion as to the enforceability of forum selection clauses upon the courts in the forum selected; and

(e) No opinion is given herein on any document (other than the Underwriting Agreement) that is referred to or incorporated by reference (whether in full or in part) into the Underwriting Agreement. For purposes of clarity, this clause (e) shall not limit the opinions contained herein, including, without limitation, the No Conflicts Opinion and No Consent Opinion contained herein.

William Blair & Company, L.L.C.

November 12, 2026

Our advice on every legal issue addressed in this letter is based exclusively on the laws of the State of Delaware, and the federal laws of the United States (except that we do not opine as to the federal securities laws with respect to the No Conflicts Opinion and the No Consent Opinion (other than the federal securities laws specifically mentioned therein)), without our having made any investigation as to the applicability of any specific law unless such advice specifically references a specific law, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. We express no opinion as to what law might be applied by any other courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

None of the opinions or other advice contained in this letter considers or covers: (i) any antifraud laws, rules or regulations; (ii) any state securities (or “blue sky”) laws, rules or regulations; (iii) laws, rules or regulations with respect to any financial statements or supporting schedules (or any notes to any such statements or schedules) or statistical information derived therefrom set forth or incorporated by reference in (or omitted from) the reports required to be filed by the Company under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; (iv) any laws, rules or regulations of FINRA and (v) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement, including any regulatory laws or requirements specific to the industry in which the Company is engaged.

In addition, none of the opinions or other advice contained in the letter covers or otherwise addresses any of the following types of provisions which may be contained in the Underwriting Agreement: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; (v) laws and regulations governing restrictions on distributions; or (vi) requirements in the Underwriting Agreement specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).

William Blair & Company, L.L.C.

November 12, 2026

This opinion may be relied upon by you only in connection with the consummation of the transactions described herein and may not be used or relied upon by you or any other person for any other purpose, without in each instance our prior written consent.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

Very truly yours,

/s/ Ballard Spahr LLP